Exhibit 99.1

NEWS RELEASE

LivaNova to Restructure its Heart Valve Business Line and End Caisson Transcatheter Mitral Valve Replacement Program

London, November 20, 2019 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today announced it is ending its Caisson Transcatheter Mitral Valve Replacement (TMVR) program and will undertake a restructuring of its heart valve business to improve profitability and ensure business continuity.
“The time has come to address the continued declines we have experienced in our heart valve business. We will restructure and simplify our heart valve manufacturing network, which will eliminate operational overlap between facilities and enable us to address new regulatory requirements,” said Damien McDonald, Chief Executive Officer of LivaNova. “As we evaluated these changes along with those in the structural heart market, we determined it was no longer viable to continue to invest in our TMVR program. As a result, we will close our Caisson TMVR operations.”
The LivaNova heart valve business line represented nearly $130 million in revenue for full-year 2018 and has experienced a revenue decline over the last five years across both biological and mechanical valves. These declines were due to multiple market conditions, while portfolio maintenance costs increased specifically due to higher regulatory requirements. After a comprehensive analysis, the Company determined a restructuring is necessary.
Under this plan, LivaNova’s Saluggia, Italy facility will become dedicated to R&D and production of mechanical heart valves, rings, accessories and Nitinol stents. LivaNova tissue heart valve production will be concentrated in the Company’s Vancouver, Canada plant.
The closure of Caisson TMVR operations in Minneapolis, Minn. will be effective at the end of 2019. Patients who participated in clinical trials related to TMVR will continue to be followed within the parameters of the trial.

Under the restructuring plan, which will be implemented subject to any prior information and consultation procedure with social parties according to local legislation, it is expected that approximately 150 employees can be potentially impacted in the three sites of Saluggia, Vancouver and Minneapolis.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this news release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by LivaNova and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond LivaNova’s control. You should carefully consider the risks and uncertainties that affect LivaNova, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly

Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission.
All information in this news release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this news release.
LivaNova PLC Investor Relations and Media
Melissa Farina, +1 (281) 228-7262
Vice President, Investor Relations
InvestorRelations@livanova.com

Deanna Wilke, +1 (281) 727-2764
Director, Corporate Communications
Corporate.Communications@livanova.com

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